EXHIBIT 99.1

Semtech Announces Second Quarter of Fiscal Year 2018 Results

CAMARILLO, Calif., Aug. 30, 2017 (GLOBE NEWSWIRE) -- Semtech Corporation (Nasdaq:SMTC), a leading supplier of high performance analog, mixed-signal semiconductors and advanced algorithms, today reported unaudited financial results for its second quarter of fiscal year 2018, which ended July 30, 2017.  Net sales computed in accordance with U.S. generally accepted accounting principles (“GAAP”), were $153.1 million, after being reduced by $3.2 million of share-based compensation associated with the previously-announced issuance of a Warrant to Comcast.  Excluding the offset associated with the Warrant, net sales were $156.3 million (“non-GAAP net sales”).

Highlights for the Second Fiscal Quarter 2018

  Q2 net sales increased 13% Y/Y and 6% Q/Q
  Q2 non-GAAP net sales increased 15% Y/Y and 5% Q/Q
  Q2 Distributer Point of Sale (POS) represented a new quarterly record
  Wireless and Sensing Products Group net sales grew 59% Y/Y and 19% Q/Q and represented a new quarterly record
  Protection Products Group net sales grew 24% Y/Y
  Cash flow from Operations increased 244% Q/Q to 23% of net sales
  Acquired AptoVision, a pioneer in the exciting HD Video over IP market

Results on a GAAP basis for the Second Fiscal Quarter 2018

  Net sales were $153.1 million
  Gross margin was 60.2%
  SG&A expenses were $39.2 million
  R&D expenses were $27.4 million
  Operating margin was 12.3%
  Net income was $12.6 million or $0.19 per diluted share

To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results net of certain non-cash items and items that are not considered reflective of the Company’s core results over time.  The Company’s non-GAAP measures of net sales, gross margin, net income, earnings per diluted share, and free cash flow exclude certain items as described below under “Non-GAAP Financial Measures.”

Results on a non-GAAP basis for the Second Fiscal Quarter 2018 (see the list of non-GAAP items and the reconciliation of these to the most relevant GAAP items set forth in the tables below):

  Non-GAAP net sales were $156.3 million
  Non-GAAP gross margin was 61.2%
  Non-GAAP SG&A expenses were $27.7 million
  Non-GAAP R&D expenses were $25.1 million
  Non-GAAP operating margin was 27.4%
  Non-GAAP net income was $32.2 million or $0.48 per diluted share

Mohan Maheswaran, Semtech’s President and Chief Executive Officer stated, “We are delighted with the continued progress from our main growth engines driven by our exciting LoRa® initiatives in the IoT market, our ClearEdge™ 100Gbps platforms in the cloud and hyperscale data center market and our Z-platforms in the high performance Mobile market.”  Maheswaran continued, “Record LoRa and record 100G CDR ClearEdge revenues in the first half of fiscal year 2018 combined with solid design wins and ongoing diversification in our Protection business increase our confidence and belief that the Company is well positioned to deliver a record annual financial performance this fiscal year.”

GAAP Third Quarter of Fiscal Year 2018 Outlook

  Net sales are expected to be in the range of $145.0 million to $153.0 million
  Gross margin is expected to be in the range of 59.0% to 60.0%
  SG&A expense is expected to be in the range of $33.1 million to $34.1 million
  R&D expense is expected to be in the range of $26.7 million to $27.7 million
  Intangible amortization expense is expected to be approximately $7.3 million
  Interest and other expense is expected to be approximately $2.2 million
  Tax rate is expected to be in the range of 25% to 27%
  Earnings per diluted share are expected to be in the range of $0.18 to $0.22
  Fully-diluted share count is expected to be approximately 68.0 million shares
  Share-based compensation is expected to be approximately $14.8 million, categorized as follows: $6.7 million for net sales associated with the Comcast Warrant, $0.3 million cost of sales, $2.2 million R&D and $5.6 million SG&A
  Capital expenditures are expected to be approximately $12.0 million
  Depreciation expense is expected to be approximately $5.3 million

Non-GAAP Third Quarter of Fiscal Year 2018 Outlook

  Non-GAAP net sales are expected to be in the range of $152.0 million to $160.0 million
  Non-GAAP gross margin is expected to be in the range of 61.0% to 61.8%
  Non-GAAP SG&A expense is expected to be in the range of $27.0 million to $28.0 million
  Non-GAAP R&D expense is expected to be in the range of $24.0 million to $25.0 million
  Non-GAAP Interest and other expense is expected to be approximately $2.2 million
  Non-GAAP tax rate is expected to be in the range of 18% to 20%
  Non-GAAP earnings per diluted share are expected to be in the range of $0.48 to $0.52

Webcast and Conference Call

Semtech will be hosting a conference call today to discuss its second quarter of fiscal year 2018 results at 2:00 p.m. Pacific time.  An audio webcast will be available on Semtech’s website at www.Semtech.com under the “Investor Relations” section.  A replay of the call will be available through September 30, 2017 at the same website or by calling (855) 859-2056 and entering conference ID 81685875.

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of net sales, gross margin, net income, earnings per diluted share, and free cash flow.  The Company's measure of free cash flow is calculated as cash flow from operations less net capital expenditures.  The Company’s non-GAAP measures of net sales, gross margin, net income and earnings per diluted share exclude the following items, if any:

  Share-based compensation, including the Warrant-related impact
  Amortization of purchased intangibles and impairments
  Restructuring, transaction and other acquisition or disposition-related expenses and gains on dispositions
  Litigation expenses or dispute settlement charges or gains
  Escheat or environmental reserves

To provide additional insight into the Company's third fiscal quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures including net sales, gross margin, effective tax rate and earnings per diluted share.

These non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations or are not reflective of the Company’s core results over time.  These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring.  For example: certain restructuring and integration-related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which we may have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods.  In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business.  The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP results for the first and second quarters of fiscal year 2018 and the second quarter of fiscal year 2017 along with a reconciliation of forward-looking earnings per diluted share to its most comparable GAAP measure for the third quarter of fiscal year 2018.  The Company is unable to include a reconciliation of the forward-looking non-GAAP measures of the non-GAAP tax rate to the corresponding GAAP measure as these are not available without unreasonable efforts due to the high variability and low visibility with respect to the charges which are excluded from this non-GAAP measure.  We expect the variability of the above charges to have a potentially significant impact on our GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity.  Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the third quarter of fiscal year 2018 outlook, future operational performance, the anticipated impact of specific items on future earnings, and the Company’s plans, objectives and expectations.  Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected.  Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the Company’s ability to forecast its effective tax rates due to changing income in higher or lower tax jurisdictions and other factors that contribute to the volatility of the Company’s effective tax rates and impact anticipated tax benefits; the Company's ability to manage expenses to achieve anticipated shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated end-user markets; the Company’s ability to integrate its acquisitions and realize expected synergies and benefits from its acquisitions and dispositions; the Company’s ability to accurately forecast the amount and timing of the share-based compensation associated with the vesting of the Warrant issued to Comcast; the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth and connectivity, demand for increasing energy efficiency in the Company's products or end-use applications of the products, and demand for increasing miniaturization of electronic components; adequate supply of components and materials from the Company’s suppliers, to include disruptions due to natural causes or disasters, weather, or other extraordinary events; the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European, Asian and global economic dynamics; and the amount and timing of expenditures for capital equipment.  Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2017, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”.  In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized.  Reported results should not be considered an indication of future performance.  Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof.  Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of high performance analog, mixed-signal semiconductors and advanced algorithms for high-end consumer, enterprise computing, communications and industrial equipment.  Products are designed to benefit the engineering community as well as the global community.  The Company is dedicated to reducing the impact it, and its products, have on the environment.  Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction.  Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC.  For more information, visit http://www.semtech.com.

Semtech, the Semtech logo and LoRa are registered trademarks or services marks, and ClearEdge is a trademark or service mark, of Semtech Corporation or its subsidiaries.

SMTC-F

SEMTECH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Table in thousands - except per share amount)

	Three Months Ended			Six Months Ended
	July 30,	April 30,	July 31,	July 30,	July 31,
	2017	2017	2016	2017	2016
	Q2 2018	Q1 2018	Q2 2017	Q2 2018	Q2 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$153,127	$143,802	$135,911	$296,929	$267,056
Cost of sales	60,891	58,887	54,136	119,778	106,757
Gross profit	92,236	84,915	81,775	177,151	160,299
Operating costs and expenses:
Selling, general and administrative	39,237	33,586	32,824	72,823	66,538
Product development and engineering	27,432	25,983	26,325	53,415	51,497
Intangible amortization	6,675	6,286	6,328	12,961	12,731
Changes in the fair value of contingent earn-out obligations	-	-	(129)	-	(162)
Loss on disposition of business operations	-	375	-	375	-
Restructuring charges	-	429	-	429	-
Total operating costs and expenses	73,344	66,659	65,348	140,003	130,604
Operating income	18,892	18,256	16,427	37,148	29,695
Interest expense, net	(2,029)	(2,046)	(2,037)	(4,075)	(3,967)
Non-operating expense, net	(204)	(632)	(136)	(836)	(181)
Income before taxes	16,659	15,578	14,254	32,237	25,547
Provision for taxes	4,095	3,757	5,276	7,852	9,681
Net income	$12,564	$11,821	$8,978	$24,385	$15,866

Earnings per share:
Basic	$0.19	$0.18	$0.14	$0.37	$0.24
Diluted	$0.19	$0.18	$0.14	$0.36	$0.24

Weighted average number of shares used in computing earnings per share:
Basic	65,763	65,839	65,299	65,801	65,222
Diluted	67,470	67,376	65,905	67,421	65,723

SEMTECH CORPORATION CONSOLIDATED BALANCE SHEETS (Table in thousands)

	July 30,	January 29,
	2017	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$277,854	$297,134
Accounts receivable, net	61,220	51,441
Inventories	74,975	65,872
Prepaid taxes	3,564	5,563
Other current assets	21,217	18,418
Total current assets	438,830	438,428

Non-current assets:
Property, plant and equipment, net	118,740	108,910
Deferred tax assets	6,341	5,493
Goodwill	346,575	329,703
Other intangible assets, net	75,112	61,773
Other assets	75,784	67,235
Total assets	$1,061,382	$1,011,542

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$34,868	$41,960
Accrued liabilities	65,843	54,524
Deferred revenue	13,230	12,059
Current portion - long term debt	14,452	14,432
Total current liabilities	128,393	122,975

Non-current liabilities:
Deferred tax liabilities - non-current	8,879	6,881
Long term debt - less current	219,293	226,524
Other long-term liabilities	64,916	49,899
Stockholders’ equity	639,901	605,263
Total liabilities & stockholders' equity	$1,061,382	$1,011,542

SEMTECH CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Table in thousands)

	Six Months Ended
	July 30,	July 31,
	2017	2016
	(Unaudited)	(Unaudited)

Net income	$24,385	$15,866

Net cash provided by operating activities	45,996	45,467
Net cash used in investing activities	(44,027)	(6,596)
Net cash used in financing activities	(21,249)	(11,794)
Net (decrease) increase in cash and cash equivalents	(19,280)	27,077
Cash and cash equivalents at beginning of period	297,134	211,810
Cash and cash equivalents at end of period	$277,854	$238,887

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended			Six Months Ended
	July 30,	April 30,	July 31,	July 30,	July 31,
	2017	2017	2016	2017	2016
Share-based Payments	Q2 2018	Q1 2018	Q2 2017	Q2 2018	Q2 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue offset	$3,197	$5,280	$-	$8,477	$-
Cost of sales	281	564	372	845	749
Selling, general and administrative	10,055	5,557	4,183	15,611	8,036
Product development and engineering	1,992	1,885	1,542	3,877	3,019
Total share-based compensation expense	$15,525	$13,286	$6,097	$28,810	$11,804

	Three Months Ended			Six Months Ended
	July 30,	April 30,	July 31,	July 30,	July 31,
	2017	2017	2016	2017	2016
Gross Profit - Reconciliation GAAP to Non-GAAP	Q2 2018	Q1 2018	Q2 2017	Q2 2018	Q2 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$92,236	$84,915	$81,775	$177,151	$160,299
Adjustments to GAAP gross profit:
Revenue: share-based payment - Comcast Warrant	3,197	5,280	-	8,477	-
Cost of sales: other share-based payments	281	564	372	845	749
Non-GAAP gross profit	$95,714	$90,759	$82,147	$186,473	$161,048

	Three Months Ended			Six Months Ended
	July 30,	April 30,	July 31,	July 30,	July 31,
	2017	2017	2016	2017	2016
Net Income - Reconciliation GAAP to Non-GAAP	Q2 2018	Q1 2018	Q2 2017	Q2 2018	Q2 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$12,564	$11,821	$8,978	$24,385	$15,866

Adjustments to GAAP net income:
Share-based compensation	$15,525	$13,286	$6,097	$28,810	$11,804
Intangible amortization	6,675	6,286	6,328	12,961	12,731
Loss on disposition of business operations	-	375	-	375	-
Transaction and related expenses, including debt refinance costs	1,026	339	1,685	1,365	2,423
Acquisition related earn-out	416	559	(75)	975	1,218
Environmental and other reserves	-	-	-	-	1,000
Litigation cost net of recoveries	(428)	67	119	(361)	(1,393)
Restructuring charges	-	429	-	429	-
Total Non-GAAP adjustments before taxes	23,214	21,341	14,154	44,554	27,783
Associated tax effect	(3,532)	(3,820)	(385)	(7,352)	(1,384)
Total of supplemental information net of taxes	19,682	17,521	13,769	37,202	26,399
Non-GAAP net income	$32,246	$29,342	$22,747	$61,587	$42,265

Diluted GAAP earnings per share	$0.19	$0.18	$0.14	$0.36	$0.24
Adjustments per above	0.29	0.26	0.21	0.55	0.40
Diluted non-GAAP earnings per share	$0.48	$0.44	$0.35	$0.91	$0.64

	Three Months Ended			Six Months Ended
	July 30,	April 30,	July 31,	July 30,	July 31,
	2017	2017	2016	2017	2016
Tax Impact Associated With Supplemental Information	Q2 2018	Q1 2018	Q2 2017	Q2 2018	Q2 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjustments to GAAP net income:
Share-based compensation	$3,937	$4,153	$1,496	$8,090	$2,925
Valuation allowance against deferred tax assets	(2,225)	(2,356)	(3,455)	(4,581)	(5,687)
Other	1,820	2,023	2,344	3,843	4,146
Total of associated tax effect	$3,532	$3,820	$385	$7,352	$1,384

	Three Months Ended
	July 30,	April 30,	July 31,
	2017	2017	2016
	Q2 2018	Q1 2018	Q2 2017
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:
Cash Flow from Operations	$35,637	$10,359	$31,666
Net Capital Expenditure	(13,777)	(5,175)	(2,635)
Free Cash Flow:	$21,860	$5,184	$29,031

Q3FY18 EPS Guidance Range Reconciliation
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	0.18	0.22

Stock based compensation expense	0.19	0.19
Transaction, restructuring, and acquisition related expenses	0.01	0.01
Amortization of acquired intangibles	0.10	0.10
Non-GAAP EPS	$0.48	$0.52

Contact:
Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com